UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1515 Market Street, Suite 2000, Philadelphia, Pennsylvania		19102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 5, 2008, we, together with certain of our subsidiaries, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland (Case No. 08-21389).

The Bankruptcy Court approved our use of a Post Petition Loan and Security Agreement with Arco Capital Corporation, Ltd. and we borrowed $200,000 under the Agreement on September 29, 2008. On October 6, 2008, the lender asserted that an event of default had occurred on the Agreement and as a result, the lender purported to accelerate our obligations under the Agreement, declared the Agreement to be terminated and reduced its commitment to lend under the agreement to zero. We contested that an event of default occurred by the filing of Emergency Motion Papers with the Bankruptcy Court. On October 9, 2008, the Bankruptcy Court issued a Temporary Restraining Order prohibiting us from transferring or otherwise disposing of any or all of the funds borrowed under the Agreement until the earlier of ten days from the date of the Order or the conclusion of a hearing on our emergency papers. After a hearing, the Bankruptcy Court, on October 16, 2008, found that the event of default alleged by the lender had not occurred and that we were not in default under the terms of the Agreement.

We and our subsidiaries are required to file Monthly Operating Reports with the Bankruptcy Court. A copy of the September 2008 Monthly Operating Report is filed as Exhibit 99.1 to this Current Report on Form 8-K. Our last publicly available financial statement was included in our March 31, 2008 Form 10-Q that was filed with the Securities and Exchange Commission on May 19, 2008. Since that report we sold securities and transferred securities to repurchase agreement lenders to repay short-term debt and we entered into several term-note agreements for balances due on repurchase agreement debt. Subsequent to entering into those term-note agreements, as previously announced, on July 11, 2008, our remaining repurchase agreement lender declared an event of default to have occurred on our repurchase agreements with them due to our inability to deliver additional securities or cash necessary to fulfill our obligations under the terms of the agreement. As a result of the event of default, the repurchase agreement lender took possession of all remaining mortgage-backed securities of value, including securities that were retained from our whole loan securitizations. These transfers of securities resulted in the derecognition of all of our remaining mortgage-backed securities from our balance sheet and the deconsolidation of all of our securitization trusts because we no longer have the rights to receive principal and interest cash payments from these securities.

Cautionary Statement Regarding Financial and Operation Data

The Balance Sheets and Income Statements included in this Monthly Operating Report are prepared on a stand alone basis for each subsidiary that has filed for relief under Chapter 11 of the U.S. Bankruptcy Code and include certain items such as liability amounts for the guarantees of the debt of other subsidiaries. In addition, this Monthly Operating Report does not include the balances of certain subsidiaries that have not filed for relief under the U.S. Bankruptcy Code. Therefore, the sum of these entities are not representative of the consolidated financial statements of Luminent Mortgage Capital, Inc. in accordance with generally accepted accounting principles.

We caution investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of our securities. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, has not been presented in accordance with generally accepted accounting principles, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which may be shorter or otherwise different from those contained in reports required pursuant to the Securities Exchange Act of 1934, as amended. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
99.1 Monthly Operating Report for the Period Ended
September 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

October 28, 2008	By:	Karen Chang

Name: Karen Chang
Title: SVP, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Monthly Operating Report for the Month Ended September 30, 2008